KRAMER, LEVIN, NAFTALIS, NESSEN, KAMIN & FRANKEL
                           9 1 9 T H I R D A V E N U E
                           NEW YORK, N.Y. 10022 - 3852
                                (212) 715 - 9100



                                                                             FAX

                                                                  (212) 715-8000
                                                                           -----

                                                          WRITER'S DIRECT NUMBER

                                                                  (212) 715-7507

                                                              February 9, 1996



New York Muni Fund, Inc.
90 Washington Street, 19th Floor
New York, New York  10006

                  Re:      New York Muni Fund, Inc.
                           Registration No. 2-82710

Gentlemen:

                  We have acted as counsel to New York Muni Fund, Inc., a Maryland corporation (the "Company"), in connection with the public offering of the Company's shares of Common Stock, par value $.001 per share, and on various other securities and general corporate matters. The Company was reorganized as a Maryland corporation on December 31, 1990. We understand that, pursuant to Rule 24f-2 under the Investment Company Act of 1940, the Company has registered an indefinite number of shares of Common Stock under the Securities Act of 1933. We further understand that, pursuant to Rule 24e-1 under the Investment Company Act of 1940, the Company has also registered 22,410,286 shares of Common Stock in addition to maintaining its existing registration of an indefinite number of shares of Common Stock. We further understand that, pursuant to the provisions of Rule 24f- 2, the Company is filing with the Securities and Exchange Commission the Notice attached hereto making definite the registration of shares of Commmon Stock (the



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"Shares") sold in reliance upon Rule 24f-2 during the fiscal year ended December
31, 1995.

                  We have reviewed, insofar as it relates or pertains to the Company, the Company's Registration Statement on Form N-1A filed with the Securities and Exchange Commission under the Securities Act of 1933 and the Investment Company Act of 1940, as amended to the date hereof, pursuant to which Shares were sold (the "Registration Statement"). We have also examined originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments we have deemed necessary or appropriate for the purpose of this opinion. For purposes of such examination, we have assumed the genuineness of all signatures and original documents and the conformity to the original documents of all copies submitted.

                  We are members only of the New York Bar and do not purport to be experts on the laws of any other state. Our opinion herein as to Maryland law is based upon a limited inquiry thereof that we have deemed appropriate under the circumstances.

                  Based upon the foregoing, we are of the opinion that the Shares have been duly and validly authorized and, assuming that the Shares have been issued and sold in accordance with the Company's Articles of Incorporation, as amended, and Registration Statement, and that the consideration received therefor was not less than the par value thereof, the Shares which the Rule 24f-2 Notice attached hereto makes definite in number were legally issued, fully paid and non-assessable.

                  We consent to the filing of this opinion with the Rule 24f-2 Notice attached hereto.

                                         Very truly yours,

                                         /s/ Kramer, Levin, Naftalis, Nessen,
                                         ------------------------------------
                                             Kamin & Frankel





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